Exhibit 99.1

Cash America Chief Executive Officer, Daniel R. Feehan, to Retire in April 2015

FORT WORTH, Texas--(BUSINESS WIRE)--July 23, 2014--Cash America International, Inc. (NYSE: CSH) announced today that its president and chief executive officer, Daniel R. Feehan, 63, has informed the Board of Directors of his intent to retire as president and chief executive officer of the Company when the current term of his executive employment agreement expires on April 30, 2015. Mr. Feehan will remain on the Company's Board of Directors and will assume the role of Chairman of the Board following his retirement. Jack Daugherty, the Company’s founder and current Chairman of the Board, will step down as Chairman at that time but will continue to serve on the Board. The specific details of Mr. Feehan's retirement, including the details of any retirement package, are expected to be finalized early next year.

“I am extremely proud to have been a part of the Cash America family for nearly 30 years. We have a wonderful team of dedicated coworkers who exemplify our core values and work hard to provide valuable services to our customers and value for our shareholders. Cash America has a very bright future and I believe the timing for a change in leadership is right for both me and the Company,” Feehan said.

“Dan Feehan has been a tremendous leader for Cash America. Under his leadership, Cash America has grown from a small pawnshop company to an international leader in the non-bank specialty financial services industry. Dan's compassion for our customers and coworkers, his strong sense of values and ethics and his professional and sincere approach to everything he does has solidified a strong foundation for the company that shows deep respect and a commitment to excellence for our shareholders, customers and coworkers,” said Mr. Daugherty. “We are pleased that Dan will continue to provide his leadership for the Company through next April and help the Company transition to a new CEO.”

The Board of Directors has appointed a special committee, chaired by James H. Graves, the Chairman of the Management Development and Compensation Committee, to lead a search for a successor CEO. Joining Mr. Graves on the special committee will be Daniel E. Berce, the Chairman of the Audit Committee, and Timothy J. McKibben, the Company’s presiding outside director and Chairman of the Nominating and Corporate Governance Committee. The special committee will engage a leading executive recruiting firm to assist in the search. Both internal and external candidates will be considered.

“The Board will conduct a thorough search to identify a new CEO who can lead the Company to continued growth and success while maintaining the culture of professionalism and integrity that Dan has instituted throughout the organization,” said Mr. Graves.

About the Company

As of June 30, 2014, Cash America International, Inc. (the “Company”) operated 1,004 total locations offering specialty financial services to consumers, which included the following:

  869 lending locations in 22 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;”
  47 pawn lending locations in central and southern Mexico under the name “Cash America casa de empeño;” and
  88 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 14 states in the United States under the name “Mr. Payroll.”

Additionally, as of June 30, 2014, the Company offered consumer loans over the Internet to customers:

  in 33 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com;
  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and http://onstride.co.uk;
  in Australia at http://www.dollarsdirect.com.au;
  in Canada at http://www.dollarsdirect.ca; and
  in Brazil at http://www.simplic.com.br.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.quickquidflexcredit.co.uk
http://www.netcredit.com	http://www.onstride.co.uk
http://www.cashlandloans.com	http://www.simplic.com.br
http://www.quickquid.co.uk	http://www.mrpayroll.com
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the UK Financial Conduct Authority, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013 and changes to the Company’s UK business practices as a result of adapting the Company’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce division, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100